Exhibit 99.906Cert

This certification is furnished pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. § 1350, and accompanies the report on Form N-CSR (the “Report”) for the period ended September 30, 2021 of CIM Real Assets & Credit Fund (the “Fund”).

I, David Thompson, the Chief Executive Officer and Principal Executive Officer of the Fund, certify that:

(i)	the Report fully complies with the requirements of Section 13(a) or Section 15(d), as applicable, of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)); and

(ii)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Fund.

By:	/s/ David Thompson

David Thompson

Chief Executive Officer and Trustee (Principal Executive Officer)

Date:	December 9, 2021

This certification is furnished pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. § 1350, and accompanies the report on Form N-CSR (the “Report”) for the period ended September 30, 2021 of CIM Real Assets & Credit Fund (the “Fund”).

I, Nathan D. DeBacker, Chief Financial Officer and Principal Financial Officer of the Fund, certify that:

(i)	the Report fully complies with the requirements of Section 13(a) or Section 15(d), as applicable, of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)); and

(ii)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Fund.

By:	/s/ Nathan D. DeBacker

Nathan D. DeBacker

Chief Financial Officer and Treasurer (Principal Financial Officer)

Date:	December 9, 2021